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EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated October 30, 2000, included in the Annual Report on Form 10-K of PriceSmart, Inc. for the year ended August 31, 2000, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                              /S/ ERNST & YOUNG LLP


San Diego, California
November 15, 2001